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                                                                     EXHIBIT 4.6

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment") is entered into as of October 10, 1997 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent") for the Lenders and BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent") for the Lenders (the Documentation Agent, together with the Administrative Agent, collectively the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of October 2, 1997 (as amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Agents and the Lenders consent to an amendment of the Credit Agreement; and

         WHEREAS, the Agents and the Lenders have agreed to such amendment of the Credit Agreement on the terms and subject to the conditions contained in this First Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       AMENDMENTS AND RESTATEMENTS

         1.1 Subclause (g) of the definition of "Excess Cash Flow" in Section
1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         (g) dividends paid to Holdings to redeem Holdings Debentures or as otherwise permitted by this Credit Agreement in accordance with the terms of this Credit Agreement minus


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         1.2 The definition of "Tranche B Term Loan Committed Amount" in Section
1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Tranche B Term Loan Committed Amount" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

         1.3 The first paragraph of Section 2.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             (b) Funding of Tranche B Term Loans. Each applicable Lender will make its Tranche B Term Loan Commitment Percentage of each Tranche B Term Loan advance available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. The amount of the Tranche B Term Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent or otherwise in accordance with the Borrower's disbursement instructions, to the extent the amount of such Tranche B Term Loans are made available to the Administrative Agent. All Tranche B Term Loans made on the Tranche B Term Loan Funding Dates shall be Base Rate Loans on the date made. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.5.

         1.4 The second sentence of the second paragraph of Section 2.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         If the Administrative Agent shall have received an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has or will make the amount of its Tranche B Term Loans available to the Administrative Agent on the Effective Date and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount.

         1.5 Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             (a) Repayment of Tranche B Term Loans. The principal amount of the Tranche B Term Loans shall be repaid in quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:



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                                              TRANCHE B TERM LOAN PRINCIPAL
           PRINCIPAL AMORTIZATION             AMORTIZATION PAYMENT (SHOWN AS A
               PAYMENT DATES                  PERCENTAGE OF THE THEN TRANCHE B
                                              TERM LOAN COMMITTED AMOUNT)

         December 31, 1997                             $375,000
         March 31, 1998                                $375,000
         June 30, 1998                                 $375,000
         September 30, 1998                            $375,000
         December 31, 1998                             $375,000
         March 31, 1999                                $375,000
         June 30, 1999                                 $375,000
         September 30, 1999                            $375,000
         December 31, 1999                             $375,000
         March 31, 2000                                $375,000
         June 30, 2000                                 $375,000
         September 30, 2000                            $375,000
         December 31, 2000                             $375,000
         March 31, 2001                                $375,000
         June 30, 2001                                 $375,000
         September 30, 2001                            $375,000
         December 31, 2001                             $375,000
         March 31, 2002                                $375,000
         June 30, 2002                                 $375,000
         September 30, 2002                            $375,000
         December 31, 2002                             $375,000
         March 31, 2003                                $375,000
         June 30, 2003                                 $375,000
         September 30, 2003                            $375,000
         December 31, 2003                          $35,250,000
         March 31, 2004                             $35,250,000
         June 30, 2004                              $35,250,000
         September 30, 2004                         $35,250,000

         1.6 Section 2.4(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

             (d)      [Intentionally omitted]

         1.7 Exhibit 2.4(d) to the Credit Agreement and all references to
Exhibit 2.4(d) are hereby deleted.

         1.8 The first clause of Section 5.2 and Section 5.2(a) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

             In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans (including the obligations of the Lenders to make the second advance with respect to the Tranche A Term Loans as set forth in Section 2.3(a)), nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:


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                           (a) Notice. The Borrower shall have delivered (i) in
                  the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, the applicable Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2 or
                  (iii) in the case of the second advance with respect to the Tranche A Term Loans, the Borrower shall have delivered notice of its desire to receive such advance at least one Business Day prior to such advance;

         1.9 Section 11.6(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (d) increase or extend the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

II.      CONDITIONS PRECEDENT

         2.1 The effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions:

                  (a) The Administrative Agent shall have received copies of this First Amendment duly executed by the Credit Parties and the Lenders.

                  (b) The Administrative Agent shall have received copies of resolutions of the Board of Directors of each Credit Party approving and adopting this First Amendment and authorizing execution and delivery of this First Amendment, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the date hereof.

                  (c) The Administrative Agent shall have received an opinion from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Agents and the Lenders and dated as of the date hereof.

                  (d) The Administrative Agent shall have received such other documents it deems reasonably necessary.

III.     MISCELLANEOUS

         3.1 The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.



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         3.2 Each of the Borrower, the Guarantors, the Agents and the Lenders
party hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

                  (b) This First Amendment has been duly executed and delivered by such party and constitutes such party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this First Amendment.

         3.3 Each Credit Party represents and warrants to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof and (b) no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

         3.4 This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         3.5 THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




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         Each of the parties hereto has caused a counterpart of this First
Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                    IPC, INC.
                             a Delaware corporation

                             By:
                                -----------------------------------------
                             Name: Richard R. Cote
                             Title:  Vice President and Treasurer

GUARANTORS:                  IVEX PACKAGING CORPORATION
                             a Delaware corporation

                             IVEX PAPER MILL CORPORATION
                             a Delaware corporation

                             IPMC HOLDING CORPORATION
                             a Delaware corporation

                             IPMC, INC.
                             a Delaware corporation

                             VALLEY EXPRESS LINES, INC.
                             a Delaware corporation

                             KAMA OF ILLINOIS CORPORATION
                             a Delaware corporation

                             PACKAGING PRODUCTS, INC.
                             a Delaware corporation

                             CFI INDUSTRIES, INC.
                             a Delaware corporation

                             CFI RECYCLING, INC.
                             a Delaware corporation

                             PLASTOFILM INDUSTRIES, INC.
                             a Delaware corporation

                             TRIO PRODUCTS, INC.
                             a Delaware corporation

                             By:
                                -----------------------------------------
                             Name: Richard R. Cote
                             Title:  Vice President and Treasurer
                                     of each of the above named Guarantors


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Signature Page to First Amendment to Amended and Restated Credit Agreement,
dated as of October 10, 1997, among IPC, Inc., as Borrower, Ivex Packaging Corporation and the Domestic Subsidiaries of IPC, Inc., as Guarantors, the Lenders party thereto, NationsBank, N.A., as Administrative Agent and Bankers Trust Company, as Documentation Agent.

LENDERS:

                    NATIONSBANK, N.A.,
                    individually in its capacity as a
                    Lender and in its capacity as Administrative Agent and Collateral Agent

                    By:
                        ---------------------------------------------
                    Name:
                         --------------------------------------------
                    Title:
                          -------------------------------------------


                    BANKERS TRUST COMPANY,
                    individually in its capacity as a Lender and in its capacity as Documentation Agent

                    By:
                        ---------------------------------------------
                    Name:
                         --------------------------------------------
                    Title:
                          -------------------------------------------